UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022

CARLYLE SECURED LENDING III
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01410	86-6498423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2022, Carlyle Secured Lending III (the “Company”) and Carlyle Secured Lending III SPV, L.L.C. a wholly owned subsidiary of the Company (“SPV”), entered into a secured revolving loan facility (the “SPV Credit Facility”) pursuant to a Loan and Servicing Agreement (the “LSA”), by and among SPV, as borrower, Massachusetts Mutual Life Insurance Company, as the initial lender and calculation agent, the other lenders from time to time party thereto, Wilmington Trust, National Association, as the administrative agent, collateral custodian and account bank, and the Company, as the portfolio asset servicer. The SPV Credit Facility provides for secured borrowings during the revolving period up to a principal amount of $150,000,000, as may be decreased or increased in accordance with the terms and conditions of the SPV Credit Facility. The SPV Credit Facility has a revolving period through September 30, 2025, and a maturity date of September 30, 2030. Borrowings under the SPV Credit Facility bear interest initially at the annual rate of three month term SOFR (or, if applicable, a rate based on the prime rate or federal funds rate plus 0.50%) plus 2.85%. SPV is also required to pay an undrawn commitment fee of 0.30% per year. Payments under the SPV Credit Facility are made quarterly. The lenders have a security interest on substantially all of the assets of SPV. As part of the SPV Credit Facility, SPV is subject to limitations as to how borrowed funds may be used and the types of loans that are eligible to be acquired by SPV including, but not limited to, restrictions on non-U.S. domiciled obligors, industry concentration and loan size. In addition, borrowed funds are intended to be used primarily to purchase eligible portfolio assets. Under the LSA, the Company and SPV, as applicable, have made certain customary representations, warranties and covenants. The LSA includes usual and customary events of defaults for credit facilities of this nature.

The foregoing description of the LSA does not purport to be complete and is qualified in its entirety by reference to the full text of the LSA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1
Loan and Servicing Agreement, dated as of September 30, 2022, by and among Carlyle Secured Lending III, as Holdings and Portfolio Asset Servicer, Carlyle Secured Lending III SPV, L.L.C., as the Borrower, Massachusetts Mutual Life Insurance Company, as initial lender and Calculation Agent, the other lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, Collateral Custodian and Account Bank.*

*    Schedules and exhibits to this Exhibit 10.1 have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carlyle Secured Lending III
(Registrant)

By:	/s/ Thomas M. Hennigan
Name:	Thomas M. Hennigan
Title:	Chief Financial Officer

Date: October 6, 2022